Exhibit 24.1
POWERS OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Cumulus Media Inc., a Delaware corporation (the “Company”), does hereby constitute and appoint each of Richard S. Denning and Francisco J. Lopez-Balboa, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, of shares of the Company’s Class A common stock, par value $0.0000001 per share, issuable in connection with the Amended and Restated Cumulus Media Inc. 2020 Equity and Incentive Compensation Plan, (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.
This Power of Attorney may be executed in multiple counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original with respect to the person executing it.
IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 26th day of April 2023.

Name	Title	Date
/s/ Mary G. Berner	President, Chief Executive Officer and	April 26, 2023
(Mary G. Berner)	Director (Principal Executive Officer)
/s/ Francisco J. Lopez-Balboa	Executive Vice President and Chief	April 26, 2023
(Francisco J. Lopez-Balboa)	Financial Officer (Principal Financial and Accounting Officer)
/s/ Andrew W. Hobson	Director	April 26, 2023
(Andrew W. Hobson)
/s/ Matthew C. Blank	Director	April 26, 2023
(Matthew C. Blank)
/s/ Thomas H. Castro	Director	April 26, 2023
(Thomas H. Castro)
/s/ Deborah A. Farrington	Director	April 26, 2023
(Deborah A. Farrington)
/s/ Joan Hogan Gillman	Director	April 26, 2023
(Joan Hogan Gillman)
/s/ Brian G. Kushner	Director	April 26, 2023
(Brian G. Kushner)